UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2022

SALONA GLOBAL MEDICAL DEVICE CORP.
(Exact name of registrant as specified in its charter)

British Columbia	333-255642	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3330 Caminito Daniella
 Del Mar, California, United States 92014
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (800) 760-6826

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 15, 2022, Salona Global Medical Device Corporation (the "Company") entered into a Stock Purchase Agreement (the "Purchase Agreement") by and among the Company, Inspira Financial Company, a Washington corporation and a wholly-owned subsidiary of the Company ("Inspira"), Damar Acquisition Company, a Delaware corporation and wholly-owned subsidiary of Inspira, ("Buyer" and together with Parent, and Inspira, the "Buyer Parties"), Damar Plastics Manufacturing, Inc., a California corporation ( "DaMar Plastics"), and the equity holders of DaMar Plastics (collectively, the "Sellers").  The Purchase Agreement and the transaction documents contemplated thereby were unanimously approved by the board of directors of the Company.

Consideration and Structure

At the closing of the transactions contemplated by the Purchase Agreement (the "Closing"), the Purchase Agreement provides that the Buyer shall purchase from the Sellers all of the capital stock of DaMar Plastics in consideration for:

(i) a closing payment to the Sellers of $3,500,000 in cash and 1,576,609 shares of common stock of the Buyer, and

(ii) an earnout payment to the Sellers consisting of (A) cash equal to the EBITDA earned during the period commencing on the closing date and ending on February 29, 2024 (the "Earnout Period"); and (B) 75% of EBITDA earned during the Earnout Period by delivery of common stock of Buyer equal to (x) 75% of the EBITDA divided by (y) the 90-Day VWAP of the Company's common shares as of the last day of the Earnout Period, up to a maximum of 5,000,000 shares of Buyer stock.

The equity portion of the earnout consideration may be satisfied by the issuance to the Sellers of Class A non-voting common shares of the Company (the "Class A Shares"), based on the 90-day VWAP as of the last day of the Earnout Period, a one-for-one conversion ratio of Buyer stock for the Class A Shares, and a one-for-one conversion ratio of Class A Shares for common shares of the Company, so long as the holder has no more than 500,000 common shares at any one time.

Representations, Warranties and Covenants

The Purchase Agreement contains customary representations, warranties and covenants of the Buyer Parties and the Seller Parties.  The Purchase Agreement also contains indemnification provisions pursuant to which the Sellers agreed to indemnify the Buyer Parties against certain losses, subject to the limitations set forth therein, including losses related to breaches of representations, warranties and covenants as well as for certain other specified matters, subject to certain limitations set forth in the Purchase Agreement. Each of the parties to the Purchase Agreement has agreed to use its commercially reasonable efforts to take or cause to be taken all actions and things reasonably necessary or advisable to consummate and make effective, as promptly as reasonably practicable, the transactions contemplated thereby.

Conditions to Closing

Under the Purchase Agreement, the obligations of the parties to consummate the transactions contemplated thereby are subject to the satisfaction or waiver of certain customary closing conditions, including, without limitation: (i) the Company's completion of its due diligence investigation of DaMar Plastics and its business; (ii) the accuracy of each party's representations and warranties, subject to customary materiality and material adverse effect standards; (iii) each party's compliance in all material respects with its covenants set forth in the Purchase Agreement; and (iv) the receipt of customary approvals from the TSX Venture Exchange.

Termination

The Purchase Agreement may be terminated under certain customary circumstances at any time prior to the Closing, including, (i) by mutual written consent of the parties, or (ii) by either party, if (a) the Closing has not occurred by October 31, 2022, (b) the other party has breached any of its representations, warranties, covenants or agreements in the Purchase Agreement and such breach has caused the failure of the closing condition related to the accuracy of such other party's representations and warranties or such other party's compliance with its covenants (subject to a cure period), or (c) any governmental entity has issued a final, non-appealable order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the Purchase Agreement.

Other Agreements

The Purchase Agreement contemplates the execution of various additional agreements and instruments, on or before the Closing, including, among others, a Contribution and Exchange Agreement between the Company and the Sellers (the "Exchange Agreement").  Pursuant to the terms of the proposed Exchange Agreement, the Class A Shares will be convertible into shares of the Company's Common Shares on a one-for-one basis. The Class A Shares will have the same attributes as the Common Shares, provided, however that they will not carry the right to vote, and will not be convertible to the extent that it would result in a holder holding more than 9.9% of the Common Shares.  Furthermore, holder will be restricted from holding more than 500,000 Common Shares at any one time.

The foregoing description of the Purchase Agreement, does not purport to be complete, is solely intended as a summary of the material terms of the Purchase Agreement and qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached herewith as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Purchase Agreement is being filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Purchase Agreement and neither the copy of the Purchase Agreement filed as an exhibit to this Current Report nor the description of the Purchase Agreement above is intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC.  In particular, the representations, warranties, covenants and agreements contained in the Purchase Agreement, which were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders and reports and documents filed with the SEC. Investors and security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Purchase Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Purchase Agreement may be subject to subsequent waiver or modification.

On August 15, 2022, the Registrant issued a press release announcing the matters described in this Item 1.01.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On August 15, 2022, the Company issued a press release announcing the execution of the Purchase Agreement.  The press release is furnished (filed) as Exhibit 99.1 to this Current Report on Form 8-K (and is incorporated by reference herein).

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to liabilities under that section, (and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act), except as shall be expressly set forth by specific reference in any such filing. This Current Report will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Stock Purchase Agreement dated as of August 15, 2022, by and among Salona Global Medical Device Corporation, Inspira Financial Company, DaMar Acquisition Company, Damar Plastics Manufacturing, Inc., William Dickinson and Elizabeth Dickinson.*
99.1	Press Release of Salona Global Medical Device Corporation dated August 15, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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* Certain schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K.  The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALONA GLOBAL MEDICAL DEVICE CORPORATION

Date: August 18, 2022	By:	/s/ Luke Faulstick
Name: Luke Faulstick
Title: Chief Executive Officer